DATED                                   6 APRIL                            2000
-------------------------------------------------------------------------------


               (1) ELECTRA PRIVATE EQUITY PARTNERS 1995 & OTHERS

                                      -and-

                     (2) GLOBAL HEALTHCARE PARTNERS LIMITED


             -----------------------------------------------------
                                   AGREEMENT
             for the sale and purchase of shares and loan notes in
                       ASPEN HEALTHCARE HOLDINGS LIMITED
             -----------------------------------------------------



WE HEREBY CERTIFY
THIS TO BE A TRUE AND
ACCURATE COPY OF
THE ORIGINAL

/s/ Herbert Smith                                     HERBERT SMITH
-----------------                                     Exchange House
HERBERT SMITH                                         Primrose Street
Exchange House                                        London EC2A 2HS
Primrose Street                                       Tel: +44 (0)20 7374-8000
London EC2A 2HS                                       Fax: +44 (0)20 7374-0888
Date 17-4  2000                                       Ref: 2328/2219

                               TABLE OF CONTENTS

CLAUSE         HEADINGS                                                                    PAGE
1.             INTERPRETATION................................................................1
2.             SALE AND PURCHASE OF SHARES AND LOAN NOTES....................................3
3.             CONSIDERATION.................................................................4
4.             COMPLETION....................................................................4
5.             WARRANTIES....................................................................7
6.             COSTS AND FEES ...............................................................7
7.             MISCELLANEOUS.................................................................8
8.             NOTICES.......................................................................9
9.             ENGLISH LAW..................................................................10
SCHEDULE 1  -  DETAILS OF THE VENDORS.......................................................11
SCHEDULE 2  -  DETAILS OF THE COMPANY.......................................................13
SCHEDULE 3  -  DETAILS OF THE SUBSIDIARIES..................................................14
SCHEDULE 4  -  OPTIONHOLDERS................................................................20

DOCUMENTS IN THE AGREED TERMS

Certificates of Title
Consideration Loan Notes
Optionholders Agreement
Resignation Letters
Security Releases
Termination Agreement
Warranty Deed
Whitewash Documents

THIS AGREEMENT is made on 6 April 2000

BETWEEN:

(1)     THE PERSONS whose names and addresses are set out in column (1) of
        Schedule 1 (together the "VENDORS" and each a "VENDOR"); and

(2) GLOBAL HEALTHCARE PARTNERS LIMITED a company incorporated in England and Wales registered number 3952340 and whose registered office is at Nicon House, 2nd Floor, 21 Worship Street, London EC2A 2DW (the "PURCHASER").

RECITALS:

A. ASPEN HEALTHCARE HOLDINGS LIMITED (the "COMPANY") was incorporated on 25th November 1997 in England and Wales under the Companies Act 1985 with registered number 3471084 and is a private company limited by shares. Further details of the Company, its authorised and issued share capital and the names of Its present directors and secretary are set out in Schedule 2.

B. The companies named in Schedule 3 (the "SUBSIDIARIES") are the only subsidiaries of the Company. Further details of the Subsidiaries, their authorised and issued share capitals and the names of their present directors and secretaries are set out in Schedule 3.

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     DEFINITIONS

        "ACCOUNTING POLICIES" means the accounting bases, practices and policies used by the Company in the preparation of its audited consolidated statutory accounts for the financial period ended 31 December 1999;

        "APPROPRIATE PROPORTION" means, in relation to each Vendor and in the case of any liability or obligation of more than one Vendor, X% (where X equals Y divided by Z; Y equals the proportion set opposite the name of that Vendor in column (7) of Schedule 1; and 2 equals the sum of the proportions set opposite the names of all the Vendors who are responsible for that liability or obligation in column (7) of Schedule
        1);

        "AUDITORS" means Arthur Andersen;

        "BANKS" means The British Linen Bank Limited and The Governor and Company of the Bank of Scotland;

        "BUSINESS DAY" means a day (not being a Saturday or Sunday) on which banks arc open for general banking business in the City of London;

        "CERTIFICATES OF TITLE" means the certificates of title in relation to Parkside Hospital and Holly House Hospital, in the agreed terms;

        "COMPANIES ACT" means the Companies Act 1985;

        "COMPLETION" means completion of the sale and purchase of Shares and Loan Notes in accordance with clause 4;

        "CONSIDERATION" means the total consideration for the Shares and the Loan Notes to be sold pursuant to clause 2, as referred to in clause 3.1;

        "CONSIDERATION LOAN NOTES" means the loan notes of the Purchaser in the agreed terms to be issued to the Vendors pursuant to clause 3.3.2;

        "CREDIT AGREEMENTS" means the Credit Agreements dated 4 Match 1998 (as amended and restated) and 19 November 1999 respectively, relating to certain facilities between the Company, the Subsidiaries and the Banks;

        "ELECTRA PARTNERS EUROPE" means Electra Partners Europe Limited of 65 Kingsway, London WC2B 6QT;

        "EXECUTIVE VENDOR" means John Wotherspoon of 28 Crooked Billet, Wimbledon Common, London SW19 4RQ;

        "GROUP" or "GROUP COMPANIES" means the Company and the Subsidiaries and "GROUP COMPANY" means any one of them;

        "INVESTMENT AGREEMENT" means the agreement dated 4 March 1998 (as amended) between the Vendors and the Company;

        "LOAN NOTES" means Aspen Healthcare Holdings Limited Stepped Coupon Secured Subordinated Loan Notes 2008 in the capital of the Company;

        "OPTIONHOLDERS" means the persons whose names are set out in Schedule
        4;

        "OPTIONHOLDERS AGREEMENT" means the agreement between the Optionholders and the Purchaser in the agreed terms;

        "OUTSTANDING INDEBTEDNESS" means the amount owed in aggregate by the Group on the close of business on the Business Day immediately prior to Completion to the Banks pursuant to the Credit Agreements (as certified by the Banks);

        "PURCHASE PRICE" means L27,814,461.15;

        "PURCHASER'S SOLICITORS" means Akin, Gump, Strauss, Hauer & Feld;

        "SECURITY RELEASES" means the releases, in the agreed terms, of the security of the holders of Loan Notes;

        "SHARES" means ordinary shares of 10 pence each in the capital of the Company;

        "TERMINATION AGREEMENT" means the agreement in the agreed term terminating (and waiving all claims under) the Investment Agreement; and

        "VENDOR'S INDIVIDUAL PROPORTION" means, in relation to each Vendor, the proportion set opposite its name in column (6) of Schedule 1;

        "VENDORS' SOLICITORS" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS;

        "WARRANTY DEED" means the deed of warranty in the agreed terms;

        "WHITEWASH DOCUMENTS" means the financial assistance whitewash documents in the agreed terms.

COMPANIES ACT

        In this Agreement, words and expressions defined in the Companies Act shall bear the same meaning as in that Act.

1.2     INTERPRETATION

        In this Agreement, save where the context otherwise requires:

        1.2.1   words in the singular shall include the plural, and vice versa;

        1.2.2 the masculine gender shall be deemed to include the feminine and neutral and vice versa;

        1.2.3 a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association and to a person's executors and administrators;

        1.2.4 a reference to a clause or S&d& (other than to a schedule to a statutory provision) shall be a reference to a clause or Schedule (as the case may be) of or to this Agreement;

        1.2.5 if a period of time is specified and dates from a given day or the day of an act or event, it shall be calculated exclusive of that day;

        1.2.6 references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

        1.2.7 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

        1.2.8 references to documents "IN THE AGREED TERMS" shall be to documents agreed between the parties and initialed for identification by the Vendors' Solicitors and the Purchaser's Solicitors; and

        1.2.9 the headings in this Agreement are for convenience only and shall not affect the Interpretation of any provision of this Agreement.

2.      SALE AND PURCHASE OF SHARES AND LOAN NOTES

2.1     SHARES AND LOAN NOTES

        Each of the Vendors is the beneficial owner of and shall sell or procure to be sold with full title guarantee and the Purchaser shall purchase the number of Shares and Loan Notes (if any) set opposite that Vendor's name in columns (2) and (3) of Schedule 1.

2.2     SHARES AND LOAN NOTES FREE FROM LIENS ETC.

        Each of the Vendors shall sell the Shares and Loan Notes to be sold by that Vendor in accordance with clause 2.1 free from any option, charge, lien, equity, encumbrance, nights of pre-emption or any other third party rights and together with all rights attached to them at the date of this Agreement or subsequently becoming attached to them.

2.3     WAIVER OF PRE-EMPTION RIGHTS

        Each of the Vendors hereby waives and agrees to procure the waiver of any restrictions on transfer (including preemption rights) which may exist in relation to the transfer of Shares and Loan Notes pursuant to clause 2 (whether under the Articles of Association of the Company or otherwise).

3.      CONSIDERATION

3.1     CONSIDERATION FOR SHARES AND LOAN NOTES

        The total consideration for the Shares and the Loan Notes to be sold pursuant to clause 2 shall be the Purchase Price.

3.2     APPORTIONMENT OF CONSIDERATION BETWEEN SHARES AND LOAN NOTES

        The Consideration shall be apportioned between the Shares and Loan Notes on the basis that

        3.2.1 L5,137,020 is consideration for all of the Loan Notes to be sold pursuant to clause 2 (being L1.027404 for each L1 in nominal value of Loan Notes); and

        3.2.2 the balance is consideration for all of the Shares to be sold pursuant to clause 2.

3.3     APPORTIONMENT OF CONSIDERATION BETWEEN VENDORS

        The Consideration shall be apportioned between the Vendors (and shall be satisfied) by.

        3.3.1 the payment to each Vendor of the cash consideration set out opposite the name of that Vendor in column (4) of Schedule 1, which shall be paid in cash at Completion; and

        3.3.2 the issue to each Vendor of the nominal value of Consideration Loan Notes (if any) set opposite the name of that Vendor in column (5) of Schedule 1, which shall be issued at Completion.

4.      COMPLETION

4.1     TIME OF COMPLETION

        Completion shall take place at the offices of the Vendors' Solicitors immediately following the signing of this Agreement (or at such other place or time as the parties shall agree).

4.2     PURCHASE TO BE OF ALL THE SHARES AND LOAN NOTES

        Completion shall be of the sale and purchase of all, and not some only, of the Shares and Loan Notes to be sold pursuant to clause 2, but the sale and purchase of some of those Shares and Loan Notes shall not affect the rights and obligations of the Purchaser with respect to the sale and purchase of the others.

4.3     ACTIONS AT COMPLETION

        At Completion:

        4.3.1   VENDOR DOCUMENTS

                each Vendor shall deliver or cause to be delivered to the Purchaser or the Purchaser's Solicitors:

                (A) duly executed transfers to the Purchaser or its nominee of the Shares and Loan Notes to be sold by that Vendor pursuant to clause 2, together with definitive share certificates and loan note certificates for those Shares and Loan Notes in the names of the relevant transferor(s);

                (B) evidence of the authority of any person executing this Agreement, or any other document in the agreed terms, on its behalf;

                (C)     the Termination Agreement duly executed by that Vendor;

                (D) the Optionholders Agreement duly executed by each Optionholder;

                (E)     the Warranty Deed duly executed by the Executive Vendor;

                (F)     the Certificates of Title;

        4.3.2   OTHER DOCUMENTS

                the Vendors shall deliver or cause to be delivered to the Purchaser or the Purchaser's Solicitors:

                (A) the written resignation of the Chairman and David Symondson as directors of the Company, each executed in the agreed terms;

                (B) the certificates of incorporation, common seals, all statutory and minute books (which shall be written up to, but not including, the date of Completion) and share certificate books of the Company;

                (C) definitive certificates in respect of all the shares beneficially owned by the Company (or any of the Subsidiaries) in each of the Subsidiaries;

                (D)     the Security Releases;

        4.3.3   BOARD BUSINESS

                the Vendors will procure that the following business wilt be transacted at a meeting of the directors of the Company:

                (A) the directors of the Company shall approve th transfers of Shares pursuant to clause 2 for registration and the entry of the Purchaser (or its nominee(s)) in the register of members of the Company, in each case subject only to the transfers being subsequently presented duly stamped;

                (B) the directors of the Company shall approve the transfers of Loan Notes pursuant to clause 2 for registration and the entry of the Purchaser (or its nominee(s)) in the register of noteholders of the Company;

                (C) the directors of the Company shall approve the Termination Agreement, which shall be duly executed by the Company;

                (D) any person nominated by the Purchaser for appointment as a director or secretary of the Company shall be so appointed;

        4.3.4   OUTSTANDING INDEBTEDNESS

                the Purchaser shall pay or procure that all the Outstanding Indebtedness shall be paid to the Banks;

        4.3.5   PURCHASER'S DOCUMENTS

                the Purchaser shall deliver to the Vendors' Solicitors:

                (A) evidence to the satisfaction of the Vendors of the authority of any person executing this Agreement, or any document in the agreed terms, on the Purchaser's behalf; and

                (B) the Optionholders Agreement duly executed by the Purchaser;

        4.3.6   PAYMENTS

                the Purchaser shall pay by CHAPS automated transfer for value on the day of Completion L18,606,881.04 (being the aggregate of the cash consideration referred to in clause 3.3.1) to the Vendors' Solicitors (who are hereby irrevocably authorised by each Vendor to receive that consideration and whose receipt thereof shall be a valid discharge of the Purchaser's obligations under clause 3.3.1;

        4.3.7   CONSIDERATION LOAN NOTES

                the Purchaser shall issue to the relevant Vendors the Consideration Loan Notes referred to in clause 3.3.2 and shall deliver certificates in respect thereof to the Vendors' Solicitors.

4.4     PAYMENTS TO OPTIONHOLDERS

        Immediately after Completion:

        4.4.1 the Executive Vendor and Don Steen (as the only directors of the Company) and the Vendors (as the sole registered shareholders of the Company) shall (and the parties shall use all reasonable endeavours to procure that the Auditors shall) approve and execute the Whitewash Documents; then

        4.4.2 the Executive Vendor shall execute the Optionholders Agreement on behalf of the Company; and then

        4.4.3 the Purchaser shall procure that the Company shall pay by CHAPS automated transfer for value on the day of Completion L2,367,559.19 (being the aggregate of the consideration payable to the Optionholders under clause 3.1 of the Optionholders Agreement, after all deductions under clause 3.2 of the Optionholders Agreement) to the Vendors' Solicitors in accordance with the terms of the Optionholders Agreement.

5.      WARRANTIES

5.1     Each of the parties warrants to the other parties that:

        5.1.1 it has full power and authority to enter into and perform this Agreement (and, where relevant, the documents in the agreed terms) and that the provisions of this Agreement (and, where relevant, the documents), when executed, will constitute valid and binding obligations on it, enforceable in accordance with its terms;

        5.1.2 the execution and delivery of, and the Performance by it of its obligations under, this Agreement (and, where relevant, the documents in the agreed terms) will neither:

               (A) result in a breach of any provision of its memorandum or articles of association; nor

                (B) result in a breach of any order, judgement or decree of any court or governmental agency to which it is a party or by which it is bound; and

        5.1.3 all consents, permissions, approvals and agreements of third parties which are necessary for it to obtain in order to enter into and perform this Agreement in accordance with its terms have been obtained.

6.      COSTS AND FEES

6.1     OWN COSTS

        The parties shall pay their own costs in connection with the preparation and negotiation of this Agreement and any matter contemplated by it.

6.2     PROFESSIONAL FEES AND EXPENSES

        Each Vendor shall be responsible for that Vendor's Individual Proportion of the fees and expenses (together with value added tax thereon) incurred by the Vendors and Optionholders with N.M.
        Rothschild & Sons Limited, the Vendors' Solicitors and Penningtons (III each case in the amount approved by Electra Partners Europe) in connection with the matters contemplated by this Agreement and that Vendor's individual Proportion of any premium (in the amount approved by Electra Partners Europe) payable to HSBC Insurance Brokers Limited (together with insurance premium tax thereon) under any insurance provided in relation to the Warranty Deed and each Vendor hereby irrevocably authorises the Vendors' Solicitors to withhold from the cash consideration referred to in clause 3.3.1 (and to be paid to the Vendors' Solicitors pursuant to clause 4.3.6) the aggregate amount of such fees and expenses and premiums (together with value added tax or insurance premium tax thereon) and to pay to N.M. Rothschild & Sons Limited, itself and Penningtons and HSBC Insurance Brokers Limited such fees and expenses and premiums (together with value added tax or Insurance premium tax thereon) out of such aggregate amount (and to make such arrangements for the production of VAT invoices as the Vendors' Solicitors shall think fit)

7       MISCELLANEOUS

7.1     SEVERAL LIABILITY

        Where In this Agreement, or any document in the agreed terms, any liability or obligation IS undertaken by two or more persons the liability of each of them shall be several and (without prejudice to the generality of this clause 8.1) where any liability or obligation IS undertaken by more than one Vendor each such Vendor shall only be liable for its Appropriate Proportion of that liability or obligation (and its Appropriate Proportion of any cost, expense, loss, damages or other liability arising as a consequence of any breach of that liability or obligation).

7.2     SUCCESSORS

        This Agreement shall be binding on and enure for the benefit of the successors and permitted assigns of the parties.

7.3     ASSIGNMENT

        Subject to clause 7.7, neither the benefit nor the burden of the whole or any part Of this Agreement may bc assigned by any party to any person without the prior written consent of all the other parties.

7.4     ENTIRE AGREEMENT

        This Agreement, together with the documents in the agreed terms, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

7.5     NO OTHER RELIANCE

        Each party confirms that, except as provided in this Agreement, no party has relied on any representation or warranty or undertaking which is not contained in this Agreement, or m the documents in the agreed terms and, without prejudice to any liability for fraudulent misrepresentation, no party shall be under any liability or shall have any remedy in respect of any misrepresentation or untrue statement by or on behalf of any other party unless and to the extent that a claim lies under this Agreement.

7.6     AGREEMENT TO REMAIN IN FORCE

        So far as it remains to be performed this Agreement shall continue in full force and effect notwithstanding Completion.

7.7     FURTHER ASSIGNMENT

        Notwithstanding any other provisions in this Agreement or any of the other agreements entered into by the Vendors (collectively or severally) and the Purchaser under or in connection with this Agreement (all together the ACQUISITION AGREEMENTS).

        (a) the Purchaser may grant security over or assign by way of security all or any of Its rights under any of the Acquisition Agreements (the "RIGHTS"') for the purposes of or in connection with the financing (whether in whole or in part) by the Purchaser of:

                (i)  the acquisitions contemplated by this Agreement; or

                (ii) its working capital or any other requirements of the
                     Purchaser and the Purchaser's Group; and

        (b) its liquidator or administrator, or any receiver or other person or entity entitled to enforce any of such security may enter into any other assignments or transfers of any of the Rights.

8.      NOTICES

8.1     NOTICES

        A notice, approval, consent or other communication in connection with this Agreement:

        8.1.1   must be in writing;

        8.1.2 in the case of a Vendor, must be marked for the attention of that Vendor, with a copy addressed to the Vendors' Solicitors marked for the attention of David Paterson;

        8.1.3 in the case of the Purchaser, must be marked for the attention of the Secretary; and

        8.1.4 must be left at the address of the addressee, or sent by prepaid ordinary post (airmail1 if posted to or from a place outside the United Kingdom) to the address of the addressee or Sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number in England and Wales then to that address or facsimile number.

                The address and facsimile number of each Vendor is set out in
                Schedule 1.

                The address and facsimile number of the Purchaser is:

                Address: Nicon House, 2& Floor, 21 Worship Street, London
                EC2A 2DW

                Facsimile No.: 0171 588 3002

8.2     EFFECT OF NOTICE

        A notice, approval, consent or other communication shall take effect from the time it is received (or, If earlier, the time it is deemed to be received in accordance with clause 9.3) unless a later time is specified in it.

8.3     DEEMED RECEIPT

        A letter or facsimile is deemed to be received:

        8.3.1 in the case of a letter posted first or second class from a place within the United Kingdom, the second day after posting; and

        8.3.2 in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent m its entirety to the facsimile number of the recipient.

9.      ENGLISH LAW

9.1 This Agreement shall be governed by, and construed in accordance with, English law.

9.2 Each party irrevocably agrees that the Courts of England shall have exclusive Jurisdiction in relation to any claim, dispute or difference concerning this Agreement and any matter arising therefrom.

9.3 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

        IN WITNESS of which the parties have each executed this Agreement on the date shown on the front page.

                                   SCHEDULE 1

                             DETAILS OF THE VENDORS

------------------------------------------------------------------------------------------------------------------------
                                                                          CASH            NOMINAL VALUE         VENDOR
NAME AND ADDRESS AND                             NOMINAL VALUE OF     CONSIDERATION     OF CONSIDERATION     PROPORTIONS
   FACSIMILE NO.         NO. OF SHARES           LOAN NOTES (IN L)       (IN L)         LOAN NOTES (IN L)      (AS A %)

        (1)                   (2)                       (3)                (4)                (5)                 (6)
------------------------------------------------------------------------------------------------------------------------
ELECTRA PRIVATE EQUITY        187,150              3,333,333.33       11,673,192.75           NIL                  36.32
PARTNERS 1995            (registered in the
                         name of Kingsway
65 Kingsway              Nominees Limited A/C
London WC2B 6QT          DESEFPEP)

Fax. 0171-831-6142

------------------------------------------------------------------------------------------------------------------------
ELECTRA CLUB 1997 LP           98,500              1,666,666.67       6.053.662.50            NIL                  19.11
65 Kingsway              (registered in the
London WC2B 6QT          name of Kingsway
                         Nominees Limited A/C
Fax. 0171-831-6142       DESCLUB 97)
------------------------------------------------------------------------------------------------------------------------

                                        11

------------------------------------------------------------------------------------------------------------------------
                                                                          CASH            NOMINAL VALUE         VENDOR
NAME AND ADDRESS AND                             NOMINAL VALUE OF     CONSIDERATION     OF CONSIDERATION     PROPORTIONS
   FACSIMILE NO.         NO. OF SHARES           LOAN NOTES (IN L)       (IN L)         LOAN NOTES (IN L)      (AS A %)

        (1)                   (2)                       (3)                (4)                (5)                 (6)
------------------------------------------------------------------------------------------------------------------------
E.F. NOMINEES LIMITED           9,850                   NIL              405,080.96             29,05.29            1.91

65 Kingsway
London WC2B 6QT

Fax. 0171-831-6142
------------------------------------------------------------------------------------------------------------------------
JOHN WOTHERSPOON              160,810                   NIL              376,610.30         6,710,969.63           31.20

28 Crooked Billet,
Wimbledon Common,
London SW 19 4RQ
------------------------------------------------------------------------------------------------------------------------
MICHAEL W.A. BROKE              4,500                   NIL               98,334.53           100,000               0.87

7 Westmead,
Roehampton,
London SW15 5BH
------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY

Registered Number:              347 1084

Country of Incorporation:       England and Wales

Registered Office:              Nicon House, 2nd Floor, 21 Worship Street, London,
                                EC2A 2DW

Authorised Share Capital:       L46,081 divided into 460,810 ordinary shares of 10
                                pence each

Issued Share Capital:           L46,081 divided into 460,810 ordinary shares of 10
                                pence each

Directors:                      Michael Broke (Chairman), David Symondson and John
                                Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number                      NONE

Accounting Reference Date:      31 December

                                   SCHEDULE 3

                          DETAILS OF THE SUBSIDIARIES

NAME:                           ASPEN HEALTHCARE LIMITED
Registered Number:              2140182

Country of Incorporation:       England and Wales

Date of Incorporation:          11 June 1987

Registered Office:              Nicon House, 2nd Floor, 21 Worship Street, London, ECZA 2DW

Authorised Share Capital:       L2,100,000 divided into 2,100,000 ordinary shares of L1 each

Issued Share Capital:           L2.090.925 divided into 2,090,925 ordinary shares of L1 each

Registered Shareholder:        Aspen Healthcare Holdings Limited

Directors:                      John Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number:                     GB 744 0284 46

Accounting Reference Date:       31 December

                          DETAILS OF THE SUBSIDIARIES

NAME:                           PARKSIDE HOSPITAL LIMITED
Registered Number:              1328198

Country of Incorporation:       England and Wales

Date of Incorporation:          1 September 1977

Registered Office:              Nicon House, 2'Nd Floor, 21 Worship Street, London, EC2A 2DW

Authorised Share Capital:       L2,500,000 divided into 4,825 ordinary shares of L100 each and 175 A ordinary shares of L100 each.

Issued Share Capital:           L468,400 divided into 4,509 ordinary shares of L100 each and 175 A ordinary shares of L100 each

Registered Shareholder:        Aspen Healthcare Limited
                                Paracelsus England Limited

Directors:                      John Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number:                     NONE

Accounting Reference Date:       31 December

                          DETAILS OF THE SUBSIDIARIES

NAME:                           HOLLY HOUSE HOSPITAL LIMITED
Registered Number:              1340973

Country of Incorporation:       England and Wales

Date of Incorporation:          28 November 1977

Registered Office:              Nicon House, 2nd Floor, 21 Worship Street, London, EC2A 2DW

Authorised Share Capital:       L10,000 divided into 10,000 ordinary shares of L1 each

Issued Share Capital:           L10,000 divided into 10,000 ordinary shares of L1 each

Registered Shareholder:        Aspen Healthcare Limited
                                Paracelsus England Limited

Directors:                      John Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number:                     NONE

Accounting Reference Date:       31 December

                          DETAILS OF THE SUBSIDIARIES

NAME:                           HILLSIDE HOLDINGS LIMITED
Registered Number:              2320361

Country of Incorporation:       England and Wales

Date of Incorporation:          22 November 1988

Registered Office:              Nicon House, 2" Floor, 21 Worship Street, London, EC2A 2DW

Authorised Share Capital:       L1,500,000 divided into 1,500,000 ordinary shares of L1 each

Issued Share Capital:           L1,500,000 divided into 1,500,000 ordinary shares of L1 each

Registered Shareholder:        Aspen Healthcare Limited

Directors:                      John Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number:                     NONE

Accounting Reference Date:       31 December

                          DETAILS OF THE SUBSIDIARIES

NAME:                           HILLSIDE HOSPITAL LIMITED
Registered Number:              2292605

Country of Incorporation:       England and Wales

Date of Incorporation:          2 September 1988

Registered Office:              Nicon House, 2d Floor, 21 Worship Street, London, EC2A 2DW

Authorised Share Capital:            L1,500,000 divided into 1,500,000 ordinary shares of L1 each

Issued Share Capital:                L1,500,000 divided into 1,500,000 ordinary shares of L1 each

Registered Shareholder:             Hillside Holdings Limited
                                     Aspen Healthcare Limited

Directors:                           John Wotherspoon

Secretary:                           Neil Whitehand

Auditors:                            Arthur Andersen

VAT Number:                          NONE

Accounting Reference Date:            31 December

                          DETAILS OF THE SUBSIDIARIES

NAME:                           PARACELSUS ENGLAND LIMITED
Registered Number:              1913617

Country of Incorporation:       England and Wales

Date of Incorporation:          15 May 1985

Registered Office:              Nicon House, 2nd Floor, 21 Worship Street, London, EC2A 2DW

Authorised Share Capital:       L3,000,000 divided into 3,000,000 ordinary shares of L1 each

Issued Share Capital:           L3,000,000 divided into 3,000,000 ordinary shares of L1 each

Registered Shareholder:        Aspen Healthcare Limited

Directors:                      John Wotherspoon

Secretary:                      Neil Whitehand

Auditors:                       Arthur Andersen

VAT Number:                     NONE

Accounting Reference Date:       31 December

                                    SCHEDULE 4
                                   OPTIONHOLDERS


Mike Achillea
Mumtaz Arthur
Jill Belcher
Hilda Bradbury
Malcolm Bream
Allyson Budino
Jill Burton
Rupert Cockroft
Rosalind Davidson
Joseph Davorn
Stephen Dowling
Brenda Faulkner
Carolyn Glattback
Susan Godfrey
Karen Hadjikyriacos
Lynne Hall
Andrea Hammond
Camilla Jenkins
Elizabeth Jones
Clare Kavanagh
Colin Kelly
David Lewsey
Elaine MacDonald
Susan Macleod
Brenda Mortlock
Michael Munro
Carmen Myrie
Gillian Needs
Donna Norgate
John Reay
Janet Richardson
Jacqueline Row
Patrick South
Kathleen Southall
Raymond Townsend
Louise Vincent
Neil Whitehand

SIGNED by                               )       /s/ CHRIS COLLINS
For and on behalf of ELECTRA            )
GP (UNQUOTED UK) LIMITED as             )
general Partner of ELECTRA PRIVATE      )
EQUITY PARTNERS 1995                    )

SIGNED by                               )       /s/ CHRIS COLLINS
For and on behalf of ELECTRA CLUB       )
997 (GP) LIMITED as general partner of  )
ELECTRA CLUB 1997 LP                    )

SIGNED by                               )       /s/ CHRIS COLLINS
For and on behalf of E.F. NOMINEES      )
LIMITED                                 )

SIGNED by JOHN MCMURDO                  )       /s/ JOHN MCMURDO WOTHERSPOON
WOTHERSPOON                             )

SIGNED by MICHAEL H.A. BROKE            )       /s/ MICHAEL H.A. BROKE
                                        )

SIGNED by DONALD E. STEEN               )       /s/ DONALD E. STEEN
For and on behalf of 96?? HEALTHCARE    )
PARTNERS LIMITED                        )